      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2001
                              REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                          COVISTA COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


    NEW JERSEY                          4813                      22-1656895
    ---------------------------   -----------------------    -------------------
    (State or Other Juris-        (Primary Standard           (I.R.S. Employer
    diction of Incorporation      Industrial Classi-          Identification
    or Organization)              fication Code Number)       Number)

                 150 Clove Road, Little Falls, New Jersey 07424
                                 (973) 812-1100
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

             Covista Communications, Inc. 1999 Equity Incentive Plan
                            (Full Title of the Plan)

                               A. John Leach, Jr.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          COVISTA COMMUNICATIONS, INC.
                    150 Clove Road, Little Falls, New Jersey
                                 (973) 812-1100
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
Title of Each Class                                      Proposed Maximum           Proposed Maximum        Amount of
Of Securities to                   Amount to be          Offering Price Per         Aggregate Offering      Registration
be Registered                      Registered (1)        Share (2)                  Price (2)               Fee
---------------------------------------------------------------------------------------------------------------------------
Covista Communications,            750,000 shares(1)     $9.30                      $6,975,000              $1,750.00
Inc. 1999 Equity Incentive Plan
Common Stock, $.05 par value
---------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also shall cover any additional shares of the Registrant's Common Stock that become issuable under the Covista Communications, Inc. 1999 Equity Incentive Plan by reason of any stock dividend, stock split or similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the last sale price for the Registrant's Common Stock on October 31, 2001, as reported by the Nasdaq National Market.
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Covista Communications, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement.

        (i) Annual Report on Form 10-K for the year ended January 31, 2001, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A;

        (ii) Quarterly Reports on Form 10-Q for the quarters ended April 30, 2001 and July 31, 2001; and (iii) Current Report on Form 8-K filed on July 19, 2001.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a New Jersey corporation. Under the New Jersey Business Corporation Act (the "NJBCA"), a corporation may provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its stockholders for damages from the breach of any duty owed to the corporation or its stockholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (1) in breach of such person's duty of loyalty to the corporation or its stockholders; (2) not in good faith or involving a knowing violation of law; or (3) resulting in receipt by such person of an improper personal benefit.

         Article 8 of the Registrant's Certificate of Incorporation provides that except as provided under the NJBCA, directors of the Registrant shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director. The same Article 8 also provides that any repeal or modification of this provision will not adversely affect any right or protection of a director of the Registrant, with regard to any action taken prior the time of such repeal or modification.

         Under the NJBCA, a corporation may indemnify a corporate agent against his expenses and liabilities (including but not limited to fines and penalties) in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (1) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Indemnification against expenses incurred by a corporate agent in connection with a proceeding against such corporate agent for actions in such capacity is mandatory to the extent that such corporate agent has been successful on the merits in a proceeding involving such corporate agent in his capacity as such. If a corporate agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions when a court deems the award of expenses appropriate. Advancement of expenses is permitted, but a corporate agent receiving such advances must repay those expenses if it is ultimately determined he is not entitled to be indemnified. The indemnification and advancement of expenses provided by or granted pursuant the NJBCA does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that, under the NJBCA, no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions, (1) were in breach of his duty of loyalty to the corporation or its stockholders; (2) were not in good faith or involved a knowing violation of law; or (3) resulted in receipt by the corporate agent of an improper personal benefit.

         The Registrant's Certificate of Incorporation and Bylaws are silent on the matter of indemnification of directors and officers. However, the Registrant has entered into an indemnification agreement with each of its directors and officers that obligates the Registrant to indemnify such persons to the maximum extent permitted by New Jersey law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.           EXHIBITS

         Exhibit No.   Description of Document
         -----------   -----------------------
         4.1           Certificate of Incorporation of Covista Communications,
                       Inc., as amended. Filed as Exhibit 3.1 to the
                       Registrant's registration statement on Form S-4,
                       No 333-69644, filed on September 19, 2001 ("Registration
                       No. 333-69644") and hereby incorporated herein by
                       reference.

         4.2           By-Laws of Covista Communications, Inc., as amended.
                       Filed as Exhibit 3.2 to Registration No 333-69644 and hereby incorporated herein by reference.

         5.1           Opinion of Jay J. Miller, Esq. Filed herewith.

         23.1          Consent of Deloitte & Touche LLP. Filed herewith.

         23.2 Consent of Jay J. Miller (included in Exhibit 5.1 and incorporated herein by reference).

         24.1          Reference is made to page II-4 of this Registration
                       Statement.

         99.1          1999 Equity Incentive Stock Plan of Covista
                       Communications, Inc.

ITEM 9.           UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by he registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Little Falls, New Jersey, on November 2, 2001.


                                   By:   /s/  A. JOHN LEACH, JR.
                                   ---------------------------------------------
                                   Name:  A. John Leach, Jr.
                                   Title:  President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. John Leach, Jr. and Thomas P. Gunning, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 2, 2001 in the capacities indicated.


NAME                                                 TITLE

/s/ A. JOHN LEACH JR.
-----------------------------
A. John Leach, Jr.                    President and Chief Executive Officer and Director
                                      (Principal Executive Officer)


/s/ THOMAS P. GUNNING
-----------------------------
Thomas P. Gunning                     Vice President, Treasurer, Secretary, Chief Financial
                                      Officer (Principal Financial and Accounting Officer)



/s/ HENRY G. LUKEN, III
-----------------------------
Henry G. Luken, III                   Chairman of the Board



NAME                                                 TITLE

/s/ KEVIN ALWARD
-----------------------------
Kevin Alward                          Chief Operating Officer and Director



/s/ WALT ANDERSON
-----------------------------
Walt Anderson                         Director



/s/ LEON GENET
-----------------------------
Leon Genet                            Director



/s/ JAY J. MILLER
-----------------------------
Jay J. Miller                         Director
